                                                                       EXHIBIT 1

                           EIGHTH EXTENSION AGREEMENT

         This EXTENSION AGREEMENT ("Extension") is made and entered into as of October 31, 2003 and is by and among, AMERALIA, INC., a Utah corporation ("AmerAlia"), NATURAL SODA HOLDINGS, INC. formerly known as Natural Soda, Inc. a Colorado corporation that is wholly-owned by AmerAlia ("NSHoldings"), SENTIENT GLOBAL RESOURCES FUND I, L.P. ("SENTIENT FUND") and SENTIENT GLOBAL RESOURCES TRUST NO. 1 ("SENTIENT TRUST") (each being a "Party").


                                    RECITALS:

         A. The Parties entered into a Closing Agreement dated as of February 20, 2003 (the "Closing Agreement") and pursuant to that agreement, NSHoldings executed and delivered a promissory note (the "Note") in the amount of $24,000,000, due March 24, 2003, payable to Sentient Fund and Sentient Trust (collectively, the "Sentient Entities").

         B. The Parties entered into an Extension Agreement on or about March 24, 2003 extending the Maturity Date of the Note from March 24, 2003 to April 17, 2003; and

         C. The Parties entered into a Second Extension Agreement on or about April 22, 2003, extending the Maturity Date of the Note from April 17, 2003 to May 31, 2003; and

         D. The Parties entered into a Third Extension Agreement on or about May 31, 2003, extending the Maturity Date of the Note from May 31, 2003 to June 30, 2003; and

         E. The Parties entered into a Fourth Extension Agreement on or about June 30, 2003, extending the Maturity Date of the Note from June 30, 2003 to July 31, 2003; and

         F. The Parties entered into a Fifth Extension Agreement on or about July 31, 2003, extending the Maturity Date of the Note from July 31, 2003 to August 31, 2003; and

         G. The Parties entered into a Sixth Extension Agreement on or about August 31, 2003, extending the Maturity Date of the Note from August 31, 2003 to September 30, 2003; and

         H. The Parties entered into a Seventh Extension Agreement on or about September 30, 2003, extending the Maturity Date of the Note from September 30, 2003 to October 31, 2003; and

         I. Not all of the conditions precedent have occurred or waived and the Parties wish to extend the Maturity Date of the Note.




EIGHTH EXTENSION AGREEMENT                                           PAGE 1 OF 2

         NOW, THEREFORE, intending to be legally bound and for good and adequate consideration, the receipt and sufficiency of which AmerAlia, NSHoldings, and each of the Sentient Entities acknowledge, the parties hereto agree as follows:

         1. Note Maturity Date. The Maturity Date of the Note is changed to November 30, 2003.

         2. No Other Changes. To the extent that this Extension conflicts with, modifies or supplements the Closing Agreement, the provisions contained in this Extension shall prevail and control, but in all other respects, said Closing Agreement is ratified and confirmed.



         IN WITNESS WHEREOF, the parties have executed this Eighth Extension Agreement to be effective as of October 31, 2003.


NATURAL SODA HOLDINGS, INC.                    AMERALIA, INC.



By: /s/ Bill H. Gunn                           By: /s/ Bill H. Gunn
   ------------------------                       ------------------------------
   Bill H. Gunn, Chairman                         Bill H. Gunn, President



THE SENTIENT GROUP
ON BEHALF OF SENTIENT GLOBAL RESOURCES FUND I, L.P.
AND SENTIENT GLOBAL RESOURCES TRUST NO. 1



By: /s/ Mark A. Jackson
   ------------------------
   Mark Jackson,  Director





EIGHTH EXTENSION AGREEMENT                                           PAGE 2 OF 2